EXHIBIT 99.1


                           PROMISSORY NOTE

$300,000                                              January 14, 1998



  FOR VALUE RECEIVED, INTERSTATE CAPITAL CORPORATION ("Maker") promises to pay to the order of ROLAND M. HOWELL and DOROTHY V. HOWELL, jointly ("Payees") the principal sum of Three Hundred Thousand and No/100 Dollars ($300,000.00) with interest thereon at the rate of ten percent (10%) per annum. The entire principal sum plus accrued interest thereon is due and payable on thirty (30) days notice to Maker by Payee at any time after six (6) months.

  Maker reserves the right to prepay all or any portion of the principal amount of this Note at any time, without premium or penalty. All prepayments of this Note shall first be applied to the payment of accrued interest due hereon and the remainder of any prepayment shall be applied to reduce the principal balance due hereon. Interest shall cease on any principal amount paid. Interest to be paid monthly, one month in arrears.

  The Maker, endorsers, sureties, guarantors and all other persons now or hereafter liable hereon, waive presentment, protest and notice of dishonor, and consent that the owner or holder hereof shall have the right, without notice, to deal in any way at any time with any party hereto, or to grant to any party any extensions of time for payment of said indebtedness, or any other indulgences or forbearances whatsoever without in any way affecting the personal liability of any party hereunder, and agree to pay a reasonable attorney's fee if this
Note is placed in the hands of any attorney for collection.

  This Note is secured by a pledge of Three Hundred (300) shares of Series F Preferred Stock of Florida Gaming Corporation (the "Shares").


                         INTERSTATE CAPITAL CORPORATION


                              By:/s/ W. Bennett Collett
                                     W. Bennett Collett
                                     Chairman of the Board and
                                     Chief Executive Officer
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                   IRREVOCABLE STOCK OR BOND POWER

  FOR VALUE RECEIVED, the undersigned does (do) hereby sell, assign and transfer to ____________________________________________________

____________________________________________________________________

____________________________________________________________________

   IF STOCK,           300   shares of the PREFERRED SERIES "F" STOCK
                    of Florida Gaming Corporation

   COMPLETE         represented by Certificate(s) No(s).    4
   THIS PORTION inclusive, standing in the name of the books of said Company.

   IF BONDS,         _____ bonds of ________ in the principal amount of
   COMPLETE          $_________, No(s). ___________ inclusive, standing
   THIS PORTION in the name of undersigned on the books of said Company.


The undersigned does (do) hereby irrevocably constitute and appoint _______________ attorney to transfer the said stock or bond(s), as the case may be, on the books of said Company with full power of substitution in the premises.


                             Dated     January 14, 1998
                                       INTERSTATE CAPITAL
                                       CORPORATION


                                       Signature X    /s/ W. Bennett Collett
                                       Name Printed   W. Bennett Collett
                                       Signature X    _______________________
                                       Name Printed   _______________________
                                       Account No.    _______________________

________________________________
Signature of Bank Officer/Broker
Signature of Guaranteed Medallion Guaranteed

________________________________
Printed Name and Title